Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement No. 333-75131 of HLM Design, Inc. on Form S-8 of our report dated June 21, 1999, appearing in this Annual Report on Form 10-K of HLM Design, Inc. for the year ended April 30, 1999.

Charlotte, North Carolina
July 26, 1999